Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428 10

Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1MEF of our report dated May 5, 2025, relating to the combined financial statements of the WhiteFiber Business of Bit Digital, Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

August 6, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903